UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Nuveen Premium Income Municipal Fund 2, Inc. (NPM)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 27, 2009
Dear Valued Advisor:
The special closed-end fund shareholder meeting scheduled for May 15, 2009 has been adjourned to Wednesday, June 17, 2009 and we ask for your help encouraging your clients to vote.  This meeting is to consider the Nuveen closed-end funds’ Board of Trustees recommendation to merge four Florida municipal bond funds into three national municipal bond closed-end funds.  Nuveen and the funds’ Board believe this is in the best interests of all investors in these funds, for reasons stated in the proxy dated April 7, 2009 that was mailed to all shareholders.  For your convenience, these reasons also can be found in a Question and Answer document at http://www.nuveenproxy.com/ProxyInfo/Documents/Viewer.aspx?fileId=44936 .
Because these funds now have increased institutional ownership of their shares, the funds sought and received an opinion from Institutional Shareholder Services, Inc. (“ISS”) regarding the recommended mergers. ISS recommends that its clients, holders of both common and preferred fund shares, vote “FOR” each of the matters included in the proxy for this meeting.
If enough shareholders don’t cast their votes, a fund will not be able to hold its meeting or the vote on each issue, and will be required to incur additional solicitation costs in order to obtain sufficient shareholder participation.
A second shareholder communication is being sent this week.  To facilitate the voting process, we ask you to please help communicate the information to your clients by forwarding this email and encouraging them to vote their shares. To view the actual proxy statements, please visit www.nuveen.com/cef (proxy statements are under Shareholder Resources in the Information & Press Releases section) or use this link: http://www.nuveenproxy.com/ProxyInfo/CEF/Default.aspx.
In addition, we have engaged proxy solicitation services to assist us in gathering the necessary votes in a timely manner. Georgeson, Inc. is the solicitor for this special meeting. To reduce expense, and avoid or minimize client phone calls from the proxy solicitation service, please urge your clients to vote as soon as possible.
Thank you for your support of Nuveen closed-end funds. Should you have any further questions regarding this recommendation and proxy process, please contact your Nuveen representative or Nuveen advisor services at 1-800-752-8700.
Sincerely,
Nuveen Investments, Inc.